SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS.

On April 18, 2006, the Company determined that its previously issued financial statements for the quarters ended September 30, 2005 and December 31, 2005, should no longer be relied upon because of an error in such financial statements.

RESTATEMENT FOR THE FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2005

Although the Company disclosed in its Form 10-KSB for the year ended June 30, 2005, that it was adopting Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment,” (“SFAS 123(R)”) for the first quarter of 2006, the Company incorrectly determined that SFAS was not applicable to its financial statement presentation until January 1, 2006, instead of July 1, 2005 (the first day of the Company’s fiscal year 2006).  The Company has restated its financial statements to correctly reflect the adoption of  SFAS 123(R) as of July 1, 2005.   SFAS 123(R) requires the measurement and recognition of compensation expense for all stock based awards made to employees and directors based on estimated fair value.

During the period ended September 30, 2005, we issued options to acquire an aggregate of 625,000 shares of our common stock to certain employees in connection with their employment (the “Employment Options”). The Employment Options vest annually over a period of one to three years based on the employees continued employment by the Company. The exercise price for the Employment Options is $6.60 per share. The 625,000 options issued to the employees were issued at or above the market price of our common stock on the date of grant. However, the compensation cost for the issuance of the options has been determined based on fair market value at the grant dates consistent with the method of SFAS 123(R).  The effect of the restatement includes an increase of $144,764 in selling, general and administrative costs, thereby increasing net loss for the period to $1,211,253, or a loss of $0.06 per share, as indicated below:

	As Reported for the three month period ended September 30, 2005	Restatement Adjustment	As Restated
Net Sales	$ 435,969	$ -	$ 435,969
Cost of Sales	354,343	-	354,343
Gross Profit	81,626	-	81,626
Expenses
Consulting	-	-	-
Advisory Group Expense	-	-	-
Payroll & Payroll Taxes	490,347	-	490,347
Depreciation & Amortization	89,256	-	89,256
Research & Development	236,382	-	236,382
Bad Debt Expense	-	-	-
Selling General & Administrative	350,486	144,764	495,250
Total Expenses	1,166,471	144,764	1,311,235
Loss From Operations	(1,084,845)	(144,764)	(1,229,609)
Other Income
Interest Income	17,304	-	17,304
Other Income	1,052	-	1,052
Total Other Income	18,356	-	18,356
Net Loss	$ (1,066,489)	$ (144,764)	$ (1,211,253)
Basic and Fully Diluted Loss Per Share	$ (0.05)	$ (0.01)	$ (0.06)
Weighted Average Number Shares Outstanding	19,715,806	-	19,715,806

RESTATEMENT FOR THE FORM 10-Q FOR THE PERIOD ENDED DECEMBER 31, 2005

The Company has also restated its financial statements for the three and six month periods ended December 31, 2005 to reflect the adoption of SFAS 123(R) as of July 1, 2005.

During the three and six month periods ended December 31, 2005, we issued options to acquire an aggregate of 625,000 shares and 150,000  shares of our common stock, respectively, to certain employees in connection with their employment (the “Employment Options”). The Employment Options vest annually over a period of one to three years based on the employees continued employment by the Company. The exercise prices for the Employment Options are $6.60 and $5.36 per share, respectively. The options issued to the employees were issued at or above the market price of our common stock on the date of grant.  However, the compensation cost for the issuance of the options has been determined based on fair market value at the grant dates consistent with the method of SFAS 123(R). The effect of the restatement includes an increase of $173,136 and $317,900 in selling, general and administrative costs for the three and six month periods ending December 31, 2005, respectively , thereby increasing net loss for the respectively periods to $1,332,465 and $2,543,718, or a loss of $0.07 and $0.13 per share, as indicated below:

	As Reported for the three month period ended December 31, 2005	Restatement Adjustment	As Restated	As Reported For the six month period ended December 31, 2005	Restatement Adjustment	As Restated

Net Sales	$ 302,255	$ -	$ 302,255	$ 738,224	$ -	$ 738,224
Cost of Sales	258,439	-	258,439	612,781	-	612,781
Gross Profit	43,816	-	43,816	125,443	-	125,443
Expenses
Consulting	99,498	-	99,498	99,498	-	99,498
Advisory Group Expense	-	-	-	-	-	-
Payroll & Payroll Taxes	519,060	-	519,060	1,009,407	-	1,009,407
Depreciation & Amortization	91,873	-	91,873	181,129	-	181,129
Research & Development	151,825	-	151,825	388,208	-	388,208
Bad Debt Expense	211	-	211	211	-	211
Selling General & Administrative	348,336	173,136	521,472	698,822	317,900	1,016,722
Total Expenses	1,210,803	173,136	1,383,939	2,377,275	317,900	2,695,175
Loss From Operations	(1,166,987)	(173,136)	(1,340,123)	(2,251,832)	(317,900)	(2,569,732)
Other Income
Interest Income	7,649	-	7,649	24,953	-	24,953
Other Income	9	-	9	1,061	-	1,061
Total Other Income	7,658	-	7,658	26,014	-	26,014
Net Loss	$(1,159,329)	$ (173,136)	$(1,332,465)	$(2,225,818)	$ (317,900)	$(2,543,718)
Basic and Fully Diluted Loss Per Share	$ (0.06)	$ (0.01)	$ (0.07)	$ (0.11)	$ (0.02)	$ (0.13)
Weighted Average Number Shares Outstanding	20,038,287	-	20,038,287	19,877,047	-	19,877,047

The chairman of the Company’s audit committee, the Chief Financial Officer, and the Executive Vice-president have discussed the matters disclosed in this filing with the Company’s independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated April 24, 2006

AMERITYRE CORPORATION

By: /S/ Elliott N. Taylor

Elliott N. Taylor

Executive Vice-President